                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                 /s/ Arthur Andersen LLP

                                                 Arthur Andersen LLP

San Antonio, Texas
June 19, 1996